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December 19, 2017
Board of Directors
The Chefs’ Warehouse, Inc.
100 East Ridge Road
Ridgefield, Connecticut
The Chefs’ Warehouse, Inc.

Ladies and Gentlemen:
We have acted as counsel to The Chefs’ Warehouse, Inc., a Delaware corporation (the “Company”), in connection with the sale of 1,900,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the Underwriting Agreement, dated December 14, 2017 (the “Underwriting Agreement”), between the Company and the underwriter named therein.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
In that connection, we have reviewed originals or copies of the Underwriting Agreement.
We have also reviewed the following:
(a)
The shelf registration statement on Form S-3 (Registration No. 333-211827) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on June 3, 2016, and of Amendment No. 1 thereto filed by the Company under the Securities Act with the Commission on June 28, 2017 (such registration statement as so amended at the time of effectiveness, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, and the documents incorporated by reference therein, hereinafter collectively referred to as the “Registration Statement”).

(b)
The base prospectus, dated June 3, 2016 and forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein, which was included as part of the Registration Statement at the time it became effective on June 30, 2016 (the “Base Prospectus”).

(c)
The preliminary prospectus supplement relating to the Shares, dated December 14, 2017 (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Preliminary Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Preliminary Prospectus”).

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(d)
The final prospectus supplement relating to the Shares, dated December 14, 2017 (the “Final Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Final Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Prospectus”).

(e)	Copies of the certificate of incorporation and bylaws of the Company, as amended through the date hereof.
(f)
Originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:
(a)	The genuineness of all signatures.
(b)	The authenticity of the originals of the documents submitted to us.
(c)	The conformity to authentic originals of any documents submitted to us as copies.
(d)	As to matters of fact, the truthfulness of the representations made in the Underwriting Agreement and in certificates of public officials and officers of the Company.
(e)	That the Underwriting Agreement is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.
We have not independently established the validity of the foregoing assumptions.
We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”).
Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Shares, when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

This opinion letter is provided solely in connection with the sale of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

RA/JC
MJ